                                                                      EXHIBIT 12

                       THE LIMITED, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Thousands)

                                                                                Year Ended
                                         ------------------------------------------------------------------------------------------
                                         January 28, 1995  January 29, 1994  January 30, 1993   February 1, 1992   February 2, 1991
                                         ----------------  ----------------  ----------------   ----------------   ----------------
Adjusted Earnings

Pretax earnings                             $  744,343          $644,999         $745,497           $660,302            $653,438

Portion of minimum rent ($614,147 in           204,716           190,759          170,181            139,675             111,102
  1994, $572,278 in 1993, $510,544 in
  1992, $419,025 in 1991, and $333,306
  in 1990) representative of interest

Interest on indebtedness                        65,381            63,865           62,398             63,927              56,609
                                            ----------          --------         --------           --------            --------


Total Earnings as Adjusted                  $1,014,440          $899,623         $978,076           $863,904            $821,149
                                            ==========          ========         ========           ========            ========



Fixed Charges

Portion of minimum rent representative

         of interest                        $  204,716          $190,759         $170,181           $139,675            $111,102

Interest on indebtedness                        65,381            63,865           62,398             63,927              56,609
                                            ----------          --------         --------           --------            --------


Total Fixed Charges                         $  270,097          $254,624         $232,579           $203,602            $167,711
                                            ==========          ========         ========           ========            ========
Ratio of Earnings to Fixed Charges               3.76x             3.53x            4.21x              4.24x               4.90x
                                            ==========          ========         ========           ========            ========